UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 28, 2022

SmartRent, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39991	85-4218526
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8665 E. Hartford Drive, Suite 200 Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)

(844) 479-1555

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SMRT	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Financial Officer

On April 28, 2022, SmartRent, Inc., a Delaware corporation (the “Company”), announced the appointment of Hiroshi Okamoto as the Company’s Chief Financial Officer effective May 9, 2022.

Mr. Okamoto, age 57, has served as the Chief Financial Officer of Kinkisharyo International, LLC, a leading light rail vehicle manufacturer headquartered in Los Angeles, California, since September 2017. Prior to that, Mr. Okamoto served in various positions with Touchstone Capital Group, a boutique investment bank in Tokyo, Japan, and its affiliated entities from January 2008 to June 2017. He served as Executive Vice President of Touchstone Capital Group’s affiliated startup company, SRE Technologies, Inc., from January 2016 to June 2017, and spent eight years, from January 2008 to January 2016, as a Managing Director of Touchstone Capital Group, advising global institutional investors in cross-border acquisitions, dispositions and management of all real estate asset classes. Mr. Okamoto started his career at KPMG, where he became a certified public accountant (inactive status). He earned a Bachelor of Arts degree in Economics from the University of California, Los Angeles, and a Masters in Business Administration degree from the Harvard University Graduate School of Business.

Pursuant to his Executive Employment Agreement, dated April 28, 2022 (the “Executive Employment Agreement”), Mr. Okamoto will receive an annual base salary of $400,000, will be eligible for a target cash incentive award of 60% of base salary and will receive an initial grant of $400,000 of time-vested restricted stock units (“RSUs”) issued under the SmartRent, Inc. 2021 Equity Incentive Plan, (the “Equity Incentive Plan”). Mr. Okamoto will also receive medical and other benefits consistent with the Company’s standard policies and be eligible to participate in other Company plans.

The foregoing is a summary of the material terms of Mr. Okamoto’s Executive Employment Agreement and is qualified in its entirety by reference to the Executive Employment Agreement, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending June 30, 2022.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Okamoto and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, there have been no transactions involving Mr. Okamoto that would require disclosure under Item 404(a) of Regulation S-K.

Departure of Chief Financial Officer

In connection with Mr. Okamoto’s appointment, Jonathan Wolter has informed the Company that he will step down from his position as Chief Financial Officer effective May 9, 2022. Following the effective time of his resignation, Mr. Wolter has agreed to remain with the Company as a consultant through May 31, 2022, to assist Mr. Okamoto with transition matters. Mr. Wolter’s decision to step down is not the result of any dispute or disagreement with the Company on any matter relating to its accounting or financial policies or procedures or its financial statements or disclosure. The Company appreciates Mr. Wolter’s many contributions and thanks him for his service.

Item 7.01. Regulation FD Disclosure.

On April 28, 2022, the Company issued a press release announcing the appointment of Mr. Okamoto as its Chief Financial Officer, which is attached hereto to as Exhibit 99.1.

The information in Item 7.01 of this Current Report, including the accompanying Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No. Description

99.1 Press release dated April 28, 2022.

104 Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2022

SMARTRENT, INC.

By:	/s/ Lucas Haldeman
Name:	Lucas Haldeman
Title:	Chief Executive Officer